Exhibit 99.1

NEWS…	Contact:	Robert S. Merritt
April 21, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC.
REPORTS FIRST QUARTER RESULTS

Tampa, Florida, April 21 --- Outback Steakhouse, Inc. (NYSE: OSI) today reported that net income for the three months ended March 31, 2005 was $50,958,000, equal to $0.66 per share (diluted), compared with $47,831,000 or $0.61 per share (diluted) for the same period in 2004. Revenues for the quarter increased by 12.8% to $895,122,000, compared with $793,724,000 during the same quarter last year.
System-wide sales grew by 12.3% for the quarter compared with the respective period in 2004. System-wide sales is a non-GAAP financial measure that includes sales of all restaurants operating under the Company’s brand names, whether the Company owns them or not. The two components of system-wide sales, including those of Outback Steakhouse, Inc. and those of franchisees and development joint ventures, are provided in the following supplemental tables.
Comparable store sales and average unit volumes for the Company’s restaurant brands for the quarter ended March 31, 2005 compared to the same quarter in 2004 changed by approximately:
Quarter ended March 31, 2005	Company-owned	Franchised and development joint venture		System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-0.5%	0.5%		-0.4%
Carrabba’s Italian Grills	4.3%	N/A		4.3%
Fleming’s Prime Steakhouse and Wine Bars	10.7%	N/A		10.7%
Roy’s	3.4%	N/A		3.4%
Bonefish Grills	0.3%	15.6%	(1)	0.7%
Domestic average unit volumes
Outback Steakhouses	-0.1%	1.4%		0.1%
Carrabba’s Italian Grills	2.2%	N/A		2.2%
Fleming’s Prime Steakhouse and Wine Bars	4.4%	N/A		4.4%
Roy’s	5.5%	N/A		5.5%
Bonefish Grills	-2.6%	-5.4%	(1)	-2.2%
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(1) Represents one restaurant for comparable store sales and four restaurants for average unit volumes.

The Company will conduct a conference call today, Thursday, April 21 at 8:30 a.m. Eastern Daylight Time, to discuss its financial results for the quarter ended March 31, 2005. The discussion will be carried live on the Internet and can be accessed via the Company’s website at http://investors.outback.com or at http://www.outback.com under the Company Info, Investor Relations links. Replay of the conference call via the Internet will be available shortly after the event at the same location.
Certain statements that may be made during the earnings call related to this release are forward-looking statements. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; inflation; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of price increases); consumer perception of food safety; local, regional, national and international economic conditions; the seasonality of the Company’s business; demographic trends; the cost of advertising and media; and government actions and policies. Further information on potential factors that could affect the financial results of Outback Steakhouse, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this press release.
The Company’s restaurant system operates in 50 states and 21 countries internationally.

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STATEMENTS OF OPERATIONS
(in thousands, except for per share data)

	Three months ended March 31,
	2005	2004
		(restated) (1)
Revenues
Restaurant sales	$890,041	$789,213
Other revenues	5,081	4,511
Total revenues	895,122	793,724
Costs and expenses
Cost of sales	325,170	292,437
Labor & other related	212,204	187,894
Other restaurant operating	178,882	157,805
Distribution expense to employee partners, excluding
stock expense	22,487	18,523
Employee partner stock buyout expense	2,262	2,079
Depreciation and amortization	29,450	24,477
General & administrative	40,125	32,247
Provision for impaired assets and restaurant closings	776	-
Income from operations of unconsolidated affiliates	97	(253)
	811,453	715,209
Income from operations	83,669	78,515
Other income (expense), net	(934)	(873)
Interest income	368	332
Interest expense	(1,158)	(705)
Income before elimination of minority partners' interest and
provision for income taxes	81,945	77,269
Elimination of minority partners' interest	3,428	4,168
Income before provision for income taxes	78,517	73,101
Provision for income taxes	27,559	25,270
Net income	$50,958	$47,831

Basic earnings per share	$0.69	$0.64
Basic weighted average shares outstanding	73,800	74,487

Diluted earnings per share	$0.66	$0.61
Diluted weighted average shares outstanding	77,267	78,499
__________________
(1) Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 1 to the Consolidated Financial Statements of Item 8: Financial Statements and Supplementary Data in the Company’s 2004 Form 10-K.

SUPPLEMENTAL BALANCE SHEET INFORMATION (in millions):	As of March 31, 2005
Cash	$103
Working capital	(126)
Current portion of long-term debt	56
Long-term debt (1)	107
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(1) Includes $30 million of debt owed by a franchisee of the Company which is due December 31, 2008, and for which the Company provides a guarantee.

	Three months ended March 31,
OUTBACK STEAKHOUSE, INC. RESTAURANT SALES (in millions):	2005	2004
Outback Steakhouse restaurants
Domestic	$574	$559
International	58	34
Total	632	593
Carrabba's Italian Grills	138	119
Other	120	77

Total company-owned restaurant sales	$890	$789

The following information presents sales for both the franchised and unconsolidated development joint venture restaurants. These are stores that are not owned by the Company and from which the Company only receives a franchise royalty or a portion of their total income. Management believes that franchise and unconsolidated development joint venture sales information is useful in analyzing Company revenues because franchisees and affiliates pay service fees and/or royalties that generally are based on a percent of sales. Management also uses this information to make decisions about future plans for the development of additional restaurants and new concepts as well as evaluation of current operations.
These sales do not represent sales of Outback Steakhouse, Inc., and are presented only as an indicator of the changes in the restaurant system, which management believes is important information regarding the health of the Company’s restaurant brands.

	Three months ended March 31,
FRANCHISE AND DEVELOPMENT JOINT VENTURE SALES (in millions):	2005	2004
Outback Steakhouse restaurants
Domestic	$89	$86
International	29	22
Total	118	108
Other	3	3

Total franchise and development joint venture sales (1)	$121	$111
Income from franchise and development joint ventures (2)	$4	$4
__________________
(1) Franchise and development joint venture sales are not included in our Company revenues as reported in our Consolidated Statements of Income.
(2) Represents the franchise royalty and portion of total income included in our Consolidated Statements of Income in the line items Other revenues or Income from operations of unconsolidated affiliates.

RESTAURANTS IN OPERATION AS OF MARCH 31:	2005	2004
Outback Steakhouses
Company-owned - domestic	654	629
Company-owned - international	75	57
Franchised and development joint venture - domestic	104	100
Franchised and development joint venture - international	55	51
Total	888	837
Carrabba's Italian Grills
Company-owned	176	154
Bonefish Grills
Company-owned	68	38
Franchised	4	4
Total	72	42
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	32	22
Roy’s
Company-owned	19	18
Lee Roy Selmon’s
Company-owned	2	2
Cheeseburger in Paradise
Company-owned	14	4
Paul Lee's Chinese Kitchens
Company-owned	3	-

System-wide total	1,206	1,079

The Company’s 2004 Form 10-K included a restatement of certain historical financial information for changes in its lease accounting policies and also included reclassification of complimentary and employee meals (so that no revenue or expense is now recorded for these transactions) and reclassification of certain management training and supervision costs from other restaurant operating expense to general and administrative expense. The following table reflects the effect on previously reported selected quarterly financial data of the lease accounting restatement and reclassifications as more fully described in Notes 1 and 19 of the Notes to Consolidated Financial Statements in the Company’s 2004 Form 10-K for the periods ending as indicated:

	Three months ended
	2004		2003
	June 30,	September 30,	March 31,	June 30,	September 30,	December 31,
Revenues
Restaurant sales	$(22,605)	$(22,263)	$(18,235)	$(19,138)	$(19,170)	$(20,066)
Other revenues	(527)	(681)	(376)	(441)	(558)	(608)
Costs and expenses
Labor & other related	(11,286)	(11,260)	(9,220)	(9,692)	(9,759)	(9,788)
Other restaurant operating	(12,168)	(12,251)	(8,870)	(9,518)	(9,436)	(10,269)
General & administrative	1,857	2,401	728	863	1,065	1,075
Income from operations of unconsolidated
affiliates	-	-	31	31	31	30
Elimination of minority partners' interest	(244)	(264)	(163)	(133)	(236)	(250)
Provision for income taxes	(503)	(612)	(630)	(433)	(534)	(564)